Exhibit T3A.4(c)

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT CHANGING ONLY THE

REGISTERED OFFICE OR REGISTERED AGENT OF A

LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is                                                      CORE SCIENTIFIC ACQUIRED MINING LLC                                                                          .

2. The Registered Office of the limited liability company in the State of Delaware is changed to    838 WALKER ROAD SUITE 21-2                                                                                           (street), in the City of    DOVER                                             , Zip Code    19904                            . The name of the Registered Agent at such address upon whom process against this limited liability company may be served is                             REGISTERED AGENT SOLUTIONS, INC.                                                                     .

Core Scientific, Inc., its manager

By:	/s/ Todd DuChene
Authorized Person

Name:	Todd DuChene, Secretary
Print or Type

State of Delaware Secretary of State Division of Corporations Delivered 12:03 PM 03/15/2022 FILED 12:03 PM 03/15/2022 SR 20221006179 - File Number 6086766